Exhibit 5.9

[Letterhead of Locke Lord LLP]

July 2, 2015

Detroit Behavioral Institute, Inc.

PHC of Michigan, Inc.

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Wellplace, Inc.

c/o Acadia Healthcare Company, Inc.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to each of (i) Detroit Behavioral Institute, Inc., a Massachusetts corporation, (ii) PHC of Michigan, Inc., a Massachusetts corporation, (iii) PHC of Nevada, Inc., a Massachusetts corporation, (iv) PHC of Utah, Inc., a Massachusetts corporation, (v) Wellplace, Inc., a Massachusetts corporation (each of the foregoing entities being a “Massachusetts Corporate Guarantor”), and (vi) PHC of Virginia, LLC, a Massachusetts limited liability company (the “Massachusetts LLC Guarantor” and collectively with the Massachusetts Corporate Guarantors, the “Massachusetts Guarantors”), in connection with each Massachusetts Guarantor’s proposed guarantee, of $375,000,000 in aggregate principal amount of 5.625% Senior Notes due 2023 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 2, 2015, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by each Massachusetts Guarantor (each, a “Guarantee”), along with other guarantors. The Exchange Notes and the Guarantee of each Massachusetts Guarantor are to be issued pursuant to an Indenture, dated as of February 11, 2015 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

This opinion letter is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Our service as special counsel to the Massachusetts

Detroit Behavioral Institute, Inc., et al

July 2, 2015

Guarantors is limited to the preparation of this opinion letter, and we have not participated in any other matters related to the Exchange Notes and Guarantees or the transactions contemplated thereby, and we have not acted as counsel to the Company or the Massachusetts Guarantors in any matter or capacity other than for the rendering of this opinion letter.

In connection with issuing this opinion letter, we have examined and relied solely upon originals, or copies certified or otherwise identified to our satisfaction, of the following and we have made no other inquiry, investigation or documentary review for the purposes of this opinion:

(i)	the Indenture;

(ii)	the Guarantees;

(iii)	the Registration Statement;

(iv)	the Registration Rights Agreement dated as of February 11, 2015, among the Company, the Massachusetts Guarantors, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(v)	the Articles of Organization of each Massachusetts Corporate Guarantor certified by the Secretary of the Commonwealth of Massachusetts (the “Massachusetts Secretary”) as of January 9, 2015, and by the Secretary of each Massachusetts Corporate Guarantor as of the date hereof;

(vi)	the Certificate of Organization of the Massachusetts LLC Guarantor certified by the Massachusetts Secretary as of January 9, 2015, and by the Manager of the Massachusetts LLC Guarantor as of the date hereof;

(vii)	the Amended and Restated By-Laws of each Massachusetts Corporate Guarantor certified by the Secretary of each Massachusetts Corporate Guarantor as of the date hereof;

(viii)	the Operating Agreement of the Massachusetts LLC Guarantor certified by the Secretary of the Massachusetts LLC Guarantor as of the date hereof;

(ix)	certificates of legal existence and good standing for each Massachusetts Guarantor issued by the Massachusetts Secretary as of June 18, 2015 (the “Good Standing Certificates”);

(x)	certificates of the Secretaries of each Massachusetts Corporate Guarantor as to resolutions of its board of directors and incumbency and signatures of authorized officers; and

(xi)	a certificate of the Secretary of the Massachusetts LLC Guarantor as to resolutions of the sole member of the Massachusetts LLC Guarantor with respect to the issuance of its Guarantee and incumbency and signatures of authorized officers.

Detroit Behavioral Institute, Inc., et al

July 2, 2015

We have not reviewed any document that is referred to in or incorporated by reference into any of the foregoing documents. In addition, we have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions set forth herein. We have also made such examination of law as we have deemed appropriate to give the opinions set forth below.

In giving our opinions below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the conformity to original documents of all documents submitted to us as electronic, certified, facsimile or photostatic copies, (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals or as copies of originals, (v) the Company owns, directly or indirectly, all of the outstanding capital stock and membership interests, as applicable, of the Massachusetts Guarantors, (vi) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement, (vii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary, (viii) the Initial Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement, (ix) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (x) the Company and the Massachusetts Guarantors will have obtained those certain legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold, in each case, as described and in the manner stated in the Registration Statement and any applicable prospectus supplement.

This opinions herein are limited to the law of the Commonwealth of Massachusetts, provided, however, that the opinions expressed herein are based upon a review of those laws, statutes and regulations that, in our experience, are generally recognized as applicable to the transactions contemplated in the issuance of the Exchange Notes, and in any event shall not include (and we express no opinion as to) any state antitrust, environmental, unfair competition, usury, labor and employment, securities or “blue sky” laws, tax laws or any rules or regulations with respect thereto, any laws or regulations relating to the licensure or operation of health care facilities, or any local laws relating to land use, zoning, environmental or health and safety laws.

Based solely on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. Each Massachusetts Corporate Guarantor is a corporation validly existing as a corporation and in good standing under the laws of the Commonwealth of Massachusetts. The Massachusetts LLC Guarantor is a limited liability company existing as a limited liability company and in good standing under the laws of the Commonwealth of Massachusetts.

Detroit Behavioral Institute, Inc., et al

July 2, 2015

2. Each Massachusetts Corporate Guarantor has the corporate power to execute and deliver, and perform its obligations under, the Indenture and the Guarantee to which it is a party. The Massachusetts LLC Guarantor has the limited liability company power to execute and deliver, and perform its obligations under, the Indenture and the Guarantee to which it is a party.

3. Each Massachusetts Guarantor has duly authorized, executed and delivered the Indenture and has authorized the Guarantee to which it is a party.

4. The execution and delivery by each Massachusetts Guarantor of the Indenture and the Guarantee to which it is a party do not, and the performance by such Massachusetts Guarantor of its obligations under the Indenture and the Guarantee to which it is a party will not, violate (i) the Articles of Organization or Amended and Restated By-Laws of such Massachusetts Corporate Guarantor, (ii) the Certificate of Organization or Operating Agreement of the Massachusetts LLC Guarantor, or (iii) the laws of the Commonwealth of Massachusetts.

5. No consent, approval, authorization or order of any Massachusetts court or governmental authority was required in connection with the execution and delivery of the Indenture by the Massachusetts Guarantors or is required for the issuance by the Massachusetts Guarantors of the Guarantees.

All opinions expressed herein are as of the date hereof (unless otherwise stated), and we assume no obligation to update such opinions to reflect any facts or circumstances that hereafter come to our attention or any changes in the law that may hereafter occur. Waller Lansden Dortch & Davis, LLP may rely upon this opinion letter in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.9 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP